UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd.
Irving,	Texas	75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
1.750% Senior Notes due 2023	FLR 23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 28, 2022, Fluor Corporation (the “Company”) delivered a notice of redemption to the holders of its 1.750% Senior Notes due 2023 (the “Notes”), pursuant to the Indenture dated as of September 8, 2011 by and between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank National Association (the “Trustee”), as supplemented by the second supplemental indenture, dated as of June 22, 2012 (the “Second Supplemental Indenture”) between the Company and the Trustee, and as further supplemented by the fourth supplemental indenture, dated as of March 21, 2016 (the “Fourth Supplemental Indenture”) among the Company, the Trustee and Citibank, N.A., London Branch, as paying agent.

The Notes will be redeemed in full at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to the date of redemption. The redemption date for the Notes will be January 31, 2023. A copy of the press release announcing the issuance of the notice of redemption is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 28, 2022, issued by Fluor Corporation.
104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2022

FLUOR CORPORATION

By:	/s/Joseph L. Brennan
Joseph L. Brennan
Chief Financial Officer

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